UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

College Business & Technology Park, Cruiserath,

Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

(Title of each class)

Ordinary shares, par value $0.20 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On October 12, 2020 (the “Petition Date”), Mallinckrodt plc (“Mallinckrodt” or the “Company”) and certain of its subsidiaries voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The entities that filed the Chapter 11 Cases include the Company, substantially all of the Company’s U.S. subsidiaries, including its specialty generics-focused subsidiaries (collectively, “Specialty Generics”) and specialty brands-related subsidiaries (collectively, “Specialty Brands”), and certain of the Company’s international subsidiaries (together with the Company, Specialty Generics and Specialty Brands, the “Debtors”). On April 20, 2021, the Debtors filed with the Bankruptcy Court a proposed Joint Chapter 11 Plan of Reorganization of Mallinckrodt plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated as April 20, 2021 (the “Original Plan”) and a related proposed Disclosure State (the “Original Disclosure Statement”). On each of June 8, 2021 (or, with respect to the Original Disclosure Statement, June 9, 2021), June 15, 2021 and June 17, 2021, the Debtors filed with the Bankruptcy Court amended versions of the Original Plan and the Original Disclosure Statement. Finally, on June 18, 2021, the Debtors filed with the Bankruptcy Court a solicitation version of the proposed Joint Chapter 11 Plan of Reorganization of Mallinckrodt plc and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated as of June 18, 2021 (the “Proposed Plan”), and a solicitation version of a related Disclosure Statement (the “Disclosure Statement”). The Proposed Plan and the related Disclosure Statement describe, among other things, the terms of the Proposed Plan; the Debtors contemplated financial restructuring (the “Restructuring”); the events leading up to the Chapter 11 Cases; certain events that have occurred or are anticipated to occur during the Chapter 11 Cases, including the anticipated solicitation of votes to approve the Proposed Plan from certain of the Debtors’ creditors and certain other aspects of the Restructuring. A copy of the Disclosure Statement, which attaches the Proposed Plan as an exhibit, is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

At a two-day hearing in the Chapter 11 Cases ending on June 16, 2021 (the “Hearing”), the Bankruptcy Court announced, among other things, that it would approve the Debtors’ Disclosure Statement and the procedures to be used in connection with the solicitation of votes on the Proposed Plan (the “Solicitation and Voting Procedures”). On June 17, 2021, the Bankruptcy Court entered an order approving the Disclosure Statement and the Solicitation and Voting Procedures.

Now the Debtors can commence solicitation of votes from their creditors for approval of the Proposed Plan. Consummation of the Proposed Plan remains subject to Bankruptcy Court approval and satisfaction of other conditions. The Debtors’ proposed confirmation timeline, which is subject to change by the Bankruptcy Court, currently contemplates that a hearing to consider confirmation of the Proposed Plan will begin on September 21, 2021.

* * *

Neither the Debtors’ filing of the Proposed Plan and Disclosure Statement, nor this Current Report, is a solicitation of votes to accept or reject the Proposed Plan. Votes on the Proposed Plan will be solicited in accordance with the Solicitation and Voting Procedures approved by the Bankruptcy Court and applicable law.

Information contained in the Proposed Plan is subject to change, whether as a result of amendments, supplements, or other modifications to the Proposed Plan, third-party actions, or otherwise. The Proposed Plan is not binding on any party, including the Debtors, unless and until it is confirmed by the Bankruptcy Court and consummated. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Disclosure Statement for Joint Chapter 11 Plan of Reorganization of Mallinckrodt PLC and its Debtor Affiliates under Chapter 11 of the bankruptcy code .

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President & Chief Financial Officer
(principal financial officer)

Date: June 24, 2021